Exhibit 99.1

Press Release

RTI Surgical® Announces Third Quarter 2019 Results

Growth Driven by the Addition of coflex® Interlaminar Stabilization® Device and solid contribution from OEM Franchise

Deerfield, Ill., October 31, 2019 – RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the third quarter of 2019.

Third Quarter 2019 Highlights:

•	Revenue of $76.1 million, up 10.2% compared to the third quarter of 2018

•	Net Loss of $4.9 million, or $0.06 per common share, inclusive of $5.3 million of non-recurring costs

•	Adjusted EBITDA of $7.1 million, or 9.3% of revenue

•	Revenue and EBITDA guidance updated to reflect current business progress

“RTI Surgical increased revenue by 10 percent in the third quarter of 2019 driven by the addition of coflex and strong performance in our OEM franchise, partially offset by lower than expected revenue contribution from our global spine business,” said Camille Farhat, President and CEO, RTI Surgical. “We remain confident in our long-term strategy and our ability to drive growth in the business.

Farhat continued, “We see early evidence of progress on the implementation of our commercial operating system to drive adoption of our Novel Therapies. We are dedicating resources and focus to rapidly develop and introduce new products for Established Therapies. We remain committed to our efforts to accelerate growth in our global spine business as we continue to invest in differentiation and scale. We are confident our efforts will result in a return to growth in this business in 2020.”

Third Quarter 2019

RTI’s worldwide revenues for the third quarter of 2019 were $76.1 million, an increase of $7.1 million, or 10.2% compared with $69.1 million during the same period in the prior year. The third quarter 2019 revenue included $8.2 million global contribution from the acquisition of Paradigm Spine closed on March 9, 2019. Gross profit for the third quarter of 2019 was $41.5 million, or 54.5% of revenues, a 10.2% increase compared to $37.7 million, or 54.5% of revenues, in the third quarter of 2018. Gross profit for the third quarter of 2019 included a $2.1 million charge for the purchase accounting step-up of coflex inventory. Gross profit adjusted for the impact of non-recurring charges was 57.3% of revenue for the third quarter of 2019 compared to 54.5% of revenue for the prior year quarter.

During the third quarter of 2019, RTI incurred $3.2 million in non-recurring pre-tax acquisition and integration costs related primarily to activities to reduce complexity and accelerate growth.

Net loss applicable to common shares was $4.9 million, or $0.06 per fully diluted common share in the third quarter of 2019, compared to net income applicable to common shares of $2.9 million, or $0.04 per fully diluted common share in the third quarter of 2018. As outlined in the reconciliation tables that follow, excluding the impact of non-recurring charges, adjusted net loss applicable to common shares was $1.0 million, or $0.01 per fully diluted common share in the third quarter of 2019.

Press Release

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the third quarter of 2019 was $7.1 million, or 9.3% of revenues, compared with $9.1 million, or 13.1% of revenues for the third quarter of 2018. The decrease in Adjusted EBITDA was primarily driven by incremental operating costs from the acquisition of Paradigm Spine completed in early March of 2019.

Fiscal 2019 Outlook

Based on our recent financial results and current business outlook, the Company has adjusted financial guidance for 2019:

•	The Company expects full year revenues in the range of $305 million to $310 million, a reduction from the previous range of $325 million to $335 million; and

•	The Company expects full year Adjusted EBITDA to be in the range of $30 million to $34 million, compared with the previous range of $36 million to $40 million.

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 3768247. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com/investors. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical Holdings, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in over 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements regarding the impact of operational priorities on costs and their impact on RTI’s financial performance, RTI’s ability to meet its financial and other commitments, the implementation of RTI’s strategic initiatives, RTI’s ability to expand the number of patients it is able to serve, the impact of the transition from map3® to ViBone®, our growth strategy in spine, the expected integration of, and potential financial impact from various acquisitions, the success of our new product development and commercialization efforts, anticipated financial results, growth rates, future operational improvements, fiscal 2019 guidance and underlying assumptions. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking

Press Release

statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI’s ability to effectively manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI, general economic conditions, as well as those within RTI’s industry, RTI’s ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

MEDIA AND INVESTOR CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

Press Release

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$76,129	$69,064	$228,177	$209,639
Costs of processing and distribution	34,642	31,409	103,941	108,262

Gross profit	41,487	37,655	124,236	101,377

Expenses:
Marketing, general and administrative	37,107	29,671	107,983	87,326
Research and development	4,271	3,606	12,475	10,297
Severance and restructuring costs	—	824	—	1,708
Gain on acquisition contingency	—	—	(1,590)	—
Asset impairment and abandonments	—	104	15	4,748
Acquisition and integration expenses	3,209	1,941	14,119	2,741
Cardiothoracic closure business divestiture contingency consideration	—	(3,000)	—	(3,000)

Total operating expenses	44,587	33,146	133,002	103,820

Operating (loss) income	(3,100)	4,509	(8,766)	(2,443)

Total other expense—net	(3,792)	(598)	(8,924)	(2,524)

(Loss) income before income tax benefit (expense)	(6,892)	3,911	(17,690)	(4,967)
Income tax benefit (expense)	2,040	(807)	4,495	1,646

Net (loss) income	(4,852)	3,104	(13,195)	(3,321)

Convertible preferred dividend	—	(173)	—	(2,120)

Net (loss) income applicable to common shares	$(4,852)	$2,931	$(13,195)	$(5,441)

Net (loss) income per common share—basic	$(0.06)	$0.05	$(0.18)	$(0.09)

Net (loss) income per common share—diluted	$(0.06)	$0.04	$(0.18)	$(0.09)

Weighted average shares outstanding—basic	75,194,036	63,495,952	72,007,860	63,517,958

Weighted average shares outstanding—diluted	75,194,036	79,284,315	72,007,860	63,517,958

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RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Revenues to Adjusted Gross Profit

(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$76,129	$69,064	$228,177	$209,639
Costs of processing and distribution	34,642	31,409	103,941	108,262

Gross profit, as reported	41,487	37,655	124,236	101,377
Inventory write-off	—	—	—	7,582
Inventory purchase price adjustment	2,100	—	5,036	456

Non-GAAP gross profit, adjusted	$43,587	$37,655	$129,272	$109,415

Non-GAAP gross profit percentage, adjusted	57.3%	54.5%	56.7%	52.2%

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RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income applicable to common shares	$(4,852)	$2,931	$(13,195)	$(5,441)
Interest expense, net	3,714	597	8,796	2,192
Provision for income taxes	(2,040)	807	(4,495)	(1,646)
Depreciation	2,898	2,577	8,437	7,824
Amortization of intangible assets	1,024	1,149	2,976	2,970

EBITDA	744	8,061	2,519	5,899
Reconciling items impacting EBITDA
Preferred dividend	—	173	—	2,120
Non-cash stock based compensation	969	1,080	3,399	3,650
Foreign exchange gain (loss)	78	1	128	23
Other reconciling items *
Inventory write-off	—	—	—	7,582
Inventory purchase price adjustment	2,100	—	5,036	456
Severance and restructuring costs	—	824	—	1,708
Gain on acquisition contingency	—	—	(1,590)	—
Loss on extinguishment of debt	—	—	—	309
Asset impairment and abandonments	—	—	—	4,515
Acquisition and integration expenses	3,209	1,941	14,119	2,741
Cardiothoracic closure business divestiture contingency consideration	—	(3,000)	—	(3,000)

Adjusted EBITDA	$7,100	$9,080	$23,611	$26,003

Adjusted EBITDA as a percent of revenues	9.3%	13.1%	10.3%	12.4%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

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RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	For the Three Months Ended
	September 30, 2019		September 30, 2018
	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share
As reported	$(4,852)	$(0.06)	$2,931	$0.04
Severance and restructuring costs	—	—	824	0.01
Inventory purchase price adjustment	2,100	0.03	—	—
Acquisition and integration expenses	3,209	0.04	1,941	0.02
Cardiothoracic closure business divestiture contingency consideration	—	—	(3,000)	(0.04)
Tax effect on new tax legislation	—	—	(650)	(0.01)
Tax effect on adjustments	(1,505)	(0.02)	—	—

Adjusted *	$(1,048)	$(0.01)	$2,046	$0.03

	For the Nine Months Ended
	September 30, 2019		September 30, 2018
	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share
As reported	$(13,195)	$(0.18)	$(5,441)	$(0.09)
Severance and restructuring costs	—	—	1,708	0.03
Asset impairment and abandonments	—	—	4,515	0.07
Gain on acquisition contingency	(1,590)	(0.02)	—	—
Inventory purchase price adjustment	5,036	0.06	456	0.01
Loss on extinguishment of debt	—	—	309	0.00
Inventory write-off	—	—	7,582	0.12
Acquisition and integration expenses	14,119	0.16	2,741	0.04
Cardiothoracic closure business divestiture contingency consideration	—	—	(3,000)	(0.05)
Tax effect on new tax legislation	—	—	(650)	(0.01)
Tax effect on adjustments	(4,201)	(0.05)	(3,654)	(0.06)

Adjusted *	$169	$0.00	$4,566	$0.07

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

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Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and nine months ended September 30, 2019 and 2018. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.

Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our international operating infrastructure, specifically our distribution model.

Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Zyga acquisition.

Asset impairment and abandonments – This adjustment represents an asset impairment and abandonments related to the suspension of the map3® implant.

Acquisition and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Paradigm and Zyga in 2019 and 2018, respectively.

Inventory write-off – These costs relate to an inventory write-off due to the rationalization of our international distribution infrastructure.

Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm and Zyga, respectively, inventory that was sold during the nine months ended September 30, 2019 and 2018, respectively.

Loss on extinguishment of debt – This adjustment represents costs relating to refinancing our debt.

Cardiothoracic closure business divestiture contingency consideration – This adjustment represents the remaining cash contingency consideration received from the sale of substantially all of the assets of our Cardiothoracic closure business to A&E Advanced Closure Systems, LLC (a subsidiary of A&E Medical Corporation).

Tax effect on new tax legislation – This adjustment represents charges relating to the Tax Cuts and Jobs Act tax legislation which was enacted on December 22, 2017.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

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RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Spine	$23,661	$20,741	$70,337	$58,938
Sports	12,704	12,271	40,507	39,896
OEM	32,341	30,092	93,815	91,382
International	7,423	5,960	23,518	19,423

Total revenues	$76,129	$69,064	$228,177	$209,639

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RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2019	December 31, 2018
Assets
Cash	$2,950	$10,949
Accounts receivable—net	56,556	48,351
Inventories—net	130,913	107,471
Prepaid and other assets	8,631	8,791

Total current assets	199,050	175,562
Non-current inventories—net	18,345	—
Property, plant and equipment—net	81,206	77,954
Goodwill	236,547	59,798
Other assets—net	52,583	47,872

Total assets	$587,731	$361,186

Liabilities and Stockholders’ Equity
Accounts payable	$17,800	$26,309
Accrued expenses and other current liabilities	33,815	29,591

Total current liabilities	51,615	55,900
Deferred revenue	1,134	744
Long-term liabilities	235,127	54,692

Total liabilities	287,876	111,336
Preferred stock	66,364	66,226
Stockholders’ equity:
Common stock and additional paid-in capital	492,520	428,338
Accumulated other comprehensive loss	(8,390)	(7,270)
Accumulated deficit	(250,639)	(237,444)

Total stockholders’ equity	233,491	183,624

Total liabilities and stockholders’ equity	$587,731	$361,186

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RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(13,195)	$(3,321)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	11,413	10,794
Stock-based compensation	3,399	3,650
Amortization of deferred revenue	(3,772)	(3,652)
Other items to reconcile to net cash used in operating activities	(10,554)	6,536

Net cash (used in) provided by operating activities	(12,709)	14,007

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,882)	(7,106)
Patent and acquired intangible asset costs	(1,786)	(2,798)
Acquisition of Zyga Technology	—	(21,000)
Acquisition of Paradigm Spine	(99,692)	—

Net cash used in investing activities	(112,360)	(30,904)

Cash flows from financing activities:
Proceeds from long-term obligations	118,000	74,425
Payments of debt issuance costs	(729)	—
Payments on long-term obligations	(500)	(71,171)
Other financing activities	395	1,299

Net cash provided by financing activities	117,166	4,553

Effect of exchange rate changes on cash and cash equivalents	(96)	(15)

Net decrease in cash and cash equivalents	(7,999)	(12,359)
Cash and cash equivalents, beginning of period	10,949	22,381

Cash and cash equivalents, end of period	$2,950	$10,022